Exhibit 16

September 14, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madam:

We have read Item 4.01 of LSI Industries Inc.’s Form 8-K dated September 8, 2009, and have the following comments:

1.           We agree with the statements made in section (a) of Item 4.01.

2.           We have no basis on which to agree or disagree with the statements made in section (b) of Item 4.01.

Yours truly,

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
September 14, 2009